UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

Amendment No. 2

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

SavMobi Technology Inc.

(Exact name of registrant as specified in its charter)

NEVADA

(State or other jurisdiction of incorporation or organization)

7372

(Primary Standard Industrial Classification Code Number)

47-3240707

(I.R.S. Employer Identification Number)

73B Bank Avenue

Amritsar, Punjab, 143001

India

(800) 592-6276

(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

2880 Zanker Road, Suite 203

San Jose, California, 95134

(800) 592-6276

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

As soon as practicable after the effective date of this registration statement

 (Approximate date of commencement of proposed sale to the public)

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b- 2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered[3]	Proposed maximum offering price per unit		Proposed maximum aggregate offering price	Amount of registration fee
Common	2,000,000	$0.05	[1]	$100,000	$11.62	[2]

[1] No exchange or over-the-counter market exists for SavMobi Technology Inc. common stock. The offering price has been arbitrarily determined and bears no relationship to assets, earnings, or any other valuation criteria. No assurance can be given that the shares offered hereby will have a market value or that they may be sold at this, or at any price.

[2] Fee calculated in accordance with Rule 457(o) of the Securities Act of 1933, as amended "Securities Act" (Estimated for the sole purpose of calculating the registration fee).

[3] Pursuant to Rule 416 under the Securities Act of 1933, as amended, the securities being registered hereunder include such indeterminate number of additional shares of common stock as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

The Registrant hereby amends this Registration Statement on such date as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a) may determine.

We are an "Emerging Growth Company" as defined in the Jumpstart Our Business Startups Act ("JOBS Act"), and will therefore be subject to reduced public company reporting requirements. Investing in our securities involves a high degree of risk. See Risk Factors, beginning on page 9.

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THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THE SELLING STOCKHOLDERS MAY NOT SELL THESE SECURITIES UNTIL THE REGISTRATION STATEMENT FILED WITH THE SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT SOLICITING OFFERS TO BUY THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE OF THESE SECURITIES IS NOT PERMITTED.

SUBJECT TO COMPLETION DATED ______________________, 2015

PROSPECTUS

SavMobi Technology Inc.

Up to 2,000,000 Share of Common Stock

We are selling up to 2,000,000 shares of our common stock, par value $0.001 per share. Prior to this Offering, no public market has existed for the common stock of SavMobi Technology Inc. Upon completion of this Offering, we will attempt to have the shares quoted on the Over the Counter-Bulletin Board ("OTCBB"), operated by FINRA (Financial Industry Regulatory Authority). There is no assurance that the Shares will ever be quoted on the OTCBB. To be quoted on the OTCBB, a market maker must apply to make a market in our common stock. As of the date of this Prospectus, we have not made any arrangement with any market makers to quote our shares.

The offering is being made on a self-underwritten, "best efforts" basis. The shares will be sold on our behalf by our President, Mr. Lakhwinder Singh Sidhu. He will not receive any commissions or proceeds for selling the shares on our behalf. There is no minimum number of shares required to be purchased by each investor.

All of the shares being registered for sale hereby will be sold at a price per share of $0.05 for the duration of the offering. Assuming all shares being offered are sold, we will receive $100,000 in gross proceeds. There is no minimum amount we are required to raise from this offering and any funds received will be immediately available to the Company; the funds raised under this offering will not be held in trust or in any escrow or similar account.

There is no guarantee that this offering will successfully raise enough funds to institute our business plan. Additionally, there is no guarantee that a public market will ever develop and you may be unable to sell your shares.

	Offering Price Share	Commissions	Proceeds to Company If 100% of shares are sold	Proceeds to Company If 75% of shares are sold	Proceeds to Company If 50% of shares are sold	Proceeds to Company If 25% of shares are sold
Common Stock	$0.05	Not applicable	$100,000	$75,000	$50,000	$25,000
Less: Offering Costs	-	Not applicable	10,000	10,000	10,000	10,000
Net Proceeds: Totals	$0.05	Not applicable	$90,000	$65,000	$40,000	$15,000

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide information different from that contained in this prospectus. The information in this prospectus is not complete and may be changed. A registration statement relating to these securities has been filed with the Securities and Exchange Commission. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted. The shares being offered by this prospectus will be offered for a period not to exceed twelve months from the original effective date of this prospectus. Our independent registered public accountant has issued an audit opinion on SavMobi which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

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The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012. An emerging growth company could be capable of taking advantage of several exceptions. See page 6 for a discussion of these exceptions.

The Company is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents.

An investment in our common stock involves a high degree of risk.We urge you to read carefully the "Risk Factors" section beginning on page 9, where we describe specific risks associated with an investment inWhatWhenAndWho.com, Inc. and these securities, before you make your investment decision.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is __________, 2015.

The following table of contents has been designed to help you find important information contained in this prospectus. We encourage you to read the entire prospectus.

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PART II – INFORMATION NOT REQUIRED IN THE PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION	35
INDEMNIFICATION OF DIRECTORS AND OFFICERS	35
RECENT SALES OF UNREGISTERED SECURITIES	35
EXHIBITS	36
UNDERTAKINGS	37
SIGNATURES	40

DEALER PROSPECTUS DELIVERY OBLIGATION

Until _________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PROSPECTUS SUMMARY

This summary provides a brief overview of the key aspects of this offering. Because it is only a summary, it does not contain all of the detailed information contained elsewhere in this prospectus or in the documents incorporated by reference into this prospectus or included as exhibits to the registration statement that contains this prospectus. This summary may not contain all of the information that may be important to you. We urge you to read this entire prospectus carefully, including the risks of investing in our common stock discussed under "Risk Factors" and the financial statements and other information attached to this prospectus, before making an investment decision.

All references in this prospectus to "SavMobi," "we," "us," "our," "the Company" or "our Company" refer to SavMobi Technology Inc.

Our Company

SavMobi Technology Inc. was formed in the state of Nevada as a for-profit Company on March 6, 2015. We intend to provide application software to a global vendor platform to connect people to businesses and provide a new shopping experience. This begins with our proposed Mobile Marketing Platform that enables vendors to send targeted promotion and, offers to Members based on their location and needs. Members only receive promotions that they want, when they want it. The platform eliminates the need for searching by delivering information based on demand.

SavMobi intends to be a technology provider of vendor tools. The proposed first platform connects businesses to consumers based on location and preferences for products and services. Consumers receive promos while they are travelling via their smartphone. Vendors can send promotions and special offers simply through the web. When the consumer goes to the vendor's location, they can redeem the promo through their smartphone allowing the platform to keep track of performance analytics. SavMobi proposed Mobile Marketing Platform helps businesses by bringing customers into their door and increasing sales.

Since becoming incorporated, SavMobi has not made any significant purchase or sale of assets, nor has it been involved in any mergers, acquisitions or consolidations nor has the Company any plans nor does any of its stockholders have any plans to merge into an operating company, to enter into a change of control or similar transaction or to change our management. Neither management nor the Company's shareholders have plans or intentions to be acquired. SavMobi is not a blank check registrant as that term is defined in Rule 419(a)(2) of Regulation C of the Securities Act of 1933, since it has a specific business plan or purpose.

Risks and Uncertainties Facing the Company

The Company has a limited operating history and may experience losses in the near term. We are dependent on sales of our equity securities to meet our cash requirements for the future proposed expansion of our business operations. As of August 31, 2015, we had an accumulated deficit of $9,318. Management of the Company must continually develop and refine its strategies and goals in order to execute the business plan of the Company on a broad scale and expand the business. One of the biggest challenges facing the Company will be in securing adequate capital to continue to expand its business and increase operations. Secondarily, an ongoing challenge remains the maintenance of an efficient operating structure and business model. The Company must keep its expenses and the costs of employees at a minimum in order to generate a profit from the revenues that it anticipates from its clients. Third, in order to expand, the Company will need to continue implementing effective sales and marketing strategies to reach and forge new business relationships. The Company has devised its initial sales, marketing and advertising strategies, however, the Company will need to continue refinement of these strategies and also skillfully implement these plans in order to achieve ongoing and long-term success in its business. Moreover, the above assumes that the Company's services are consistently met with client satisfaction in the marketplace and exhibit steady success amongst the potential customer base, neither of which is reasonably predictable or guaranteed. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from the sales of shares in this offering received by the Company as discussed below. The Company requires that 25% of the shares offered must be sold which is a minimum of $25,000 of gross offering proceeds, to implement its business plan.

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Risk Factors

An investment in the shares of our common stock involves a high degree of risk and may not be an appropriate investment for persons who cannot afford to lose their entire investment. For a discussion of some of the risks you should consider before purchasing shares of our common stock, you are urged to carefully review and consider the section entitled "Risk Factors" beginning on page 3 of this prospectus. Our independent registered public accountant has issued an audit opinion on SavMobi which includes a statement expressing substantial doubt as to our ability to continue as a going concern.

Being an Emerging Growth Company

SavMobi is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. We have no plans or intention to be acquired or to merge with an operating company. Additionally, there are no plans to enter into a change of control or similar transaction or change the management of the company. The Company is an emerging growth company, but the company has irrevocably opted out of the extended transition period for complying with the new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

An issuer remains emerging growth company until the earliest of:

•	The last day of the fiscal year during which it had total annual gross revenues of $1 billion or more;
•	The last day of the fiscal year following the fifth anniversary of its initial public offering date;
•	The date on which it has, during the previous three-year period, issued more than $ 1 billion in non-convertible debt; or
•	The date on which it is deemed to be a "large accelerated filer", as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.

Moreover, because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can. Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that is would be required to file to register a class of securities under the Securities Exchange Act of 1934. These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

An emerging growth company could be capable of taking advantage of several exceptions, such as:

Say-On-Pay. Section 14A(e) of the Exchange Act has been amended to exempt emerging growth companies from the "say-on-pay", "say-on-pay frequency" and "say-on-golden parachute" requirements that were enacted as part of the Dodd-Frank Wall Street Reform and Consumer Protection Act. After cessation of emerging growth company status, if an issuer was an emerging growth company for less than two years after its initial public offering date, it must hold a say-on-pay vote no later than the end of the three-year period beginning on the date it is no longer an emerging growth company. Any other company that has ceased to be an emerging growth company must hold a say-on-pay vote no later than the end of the one-year period beginning on the date it is no longer an emerging growth company. In addition, following cessation of emerging growth company status, a company will become subject to the say-on-pay-frequency and say-on-golden parachute provisions of Rule 14a-21 promulgated under the Exchange Act.

Pay-versus-Performance; Section 14(i) of the Exchange Act has been amended to exempt emerging growth companies from the pay versus-performance requirements that were enacted as part of the Dodd-Frank Act. The SEC has not yet finalized the regulations implementing the pay-versus-performance requirements of the Dodd-Frank Act.

CEO Pay Ratio Disclosure; Section 953(b)(1) of the Dodd-Frank Act has been amended to exempt emerging growth companies from the requirement to compare CEO compensation to the median of the annual total compensation of all employees of the issuer other than the CEO. The SEC has not yet finalized the regulations implementing the pay ratio disclosure requirements of the Dodd-Frank Act.

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Compensation Disclosures; Emerging growth companies may comply with the less burdensome executive compensation disclosure requirements applicable to any issuer with a market value of less than $75 million of outstanding voting and nonvoting common equity held by non-affiliates. Currently these provisions are set forth in Item 402(l) through (r) of Regulation S-K as applicable to smaller reporting companies.

Financial Statement Requirements; Section 7 of the Securities Act has been revised to require that two years, rather than three years, of audited financial statements be included in any registration statement filed with the SEC by an emerging growth company. Similarly, an emerging growth company need only present its Management's Discussion and Analysis of Financial Condition and Results of Operations for each period for which financial statements are presented rather than the periods required by Item 303 of Regulation S-K. Furthermore, an emerging growth company need not present selected financial data for any period prior to the earliest audited period presented in connection with its initial public offering. In addition, an emerging growth company need not comply with any new or revised financial accounting standard until such date that a company that is not an "issuer", as defined in Section 2 of the Sarbanes Oxley Act of 2002 (generally, a nonpublic company), is required to comply with such new or revised accounting standard. Similar changes were also made to Section 13(a) of the Exchange Act.

Internal Control over Financial Reporting; Section 404(b) of Sarbanes-Oxley has been amended to exempt emerging growth companies from the requirement to obtain an attestation report on internal control over financial reporting from the issuer's registered public accounting firm. Currently, this requirement is only applicable to "accelerated filers" and "large accelerated filers" as defined in Rule 12b-2 promulgated under the Exchange Act.

PCAOB Rules; The Public Company Accounting Oversight Board must exclude emerging growth companies from any rules it might adopt addressing mandatory audit firm rotation or requiring a supplement to the auditor's report in which the auditor would provide additional information about the audit and the financial statements of the issuer (a so-called auditor discussion and analysis). No PCAOB rules adopted after the date of enactment of the JOBS Act will apply to an emerging growth company unless the SEC determines that the application of such rules is necessary or appropriate in the public interest, after considering the protection of investors and whether the action will promote efficiency, competition and capital formation.

The exemptions listed above could be available to the Company, but we have irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Start Business Act of 2012.

The Company intends to file, in a period of up to 90 days after the termination of this offering, a Form 8A making the Company a mandatory reporting issuer under the Securities and Exchange Act of 1934 as amended.

The Offering

We are offering a total of up to 2,000,000 shares of our common stock. For a complete description of the terms and conditions of our common stock, you are referred to the section in this prospectus entitled "Description of Securities."

Shares of Common Stock offered	2,000,000

Shares of Common Stock outstanding before the offering(1)	7,500,000

Shares of Common Stock outstanding after the offering(2)(3)	9,500,000

(1)

Prior to this offering, the Company's sole officer and director owns 100% of the outstanding shares of the Company and if all 2,000,000 shares are sold, he will own over 78.95% after this offering is completed. As a result, he will have control of the Company.

(2)	The shares being offered by this prospectus will be offered for a period not to exceed four months from the original effective date of this prospectus.

(3)

There is no public market for the common shares. The price per share is $0.05. SavMobi Technology Inc. may not be able to meet the requirement for a public listing or quotation of its common stock. Further, even if SavMobi Technology Inc. common stock is quoted or granted listing, a market for the common shares may not develop.

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Use of Proceeds

We expect to use the proceeds that we receive from the sale of securities offered hereby to cover the costs associated with this offering estimated at $10,000 and for the initial funding of our business development and for general working capital purposes. See the section herein entitled "Use of Proceeds" for more information. As of the date of this prospectus, we have generated no revenues from our business operations.

Our officer and director has committed to lend funds (up to $30,000) to the Company for the next twelve months to cover expenses to maintain the reporting status current with the SEC, if necessary. Mr. Sidhu is willing to lend the full amount of these funds to the Company as expenses are incurred, if no other proceeds are available to the Company, and if the amount raised through this offering is not enough to cover such expenses. However, there is no contract in place or written agreement that legally binds or guarantees that Mr. Sidhu will provide funds to the Company and the funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment dates.

Principal Office, Telephone Number and Internet Address

Our business office is located at 73B Bank Avenue, Amritsar, Punjab, 143001, India. Telephone number is 1-800-592-6276. Our website is currently under development.

Summary Financial Information

To date the Company has generated no revenues from its business operations and has incurred accumulated operating losses since inception of $9,318. As of August 31, 2015, the Company had a working capital deficit of $1,818. As of August 31, 2015, the Company has received $3,599 in related party advances from the Company President. The amounts due to the related party are unsecured and non-interest-bearing with no set terms of repayment.

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued. As of May 31, 2015, the Company has not granted any stock options and has not recorded any stock-based compensation. On April 28, 2015 the Company issued 7,500,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $7,500.

RISK FACTORS

The purchase of shares of our common stock is very speculative and involves a very high degree of risk. An investment in our Company is suitable only for the persons who can afford the loss of their entire investment. Accordingly, investors should carefully consider the following risk factors, as well as other information set forth herein, in making an investment decision with respect to our securities.

Risks Relating to Our Business

We are an early-stage company and have a limited history of operations, making an evaluation of us extremely difficult. At this stage, even with our good faith efforts, there is nothing on which to base an assumption that we will become profitable or generate any significant amount of revenues.

We have only a limited operating history on which you can evaluate our business, financial condition and operating results. We have not yet recognized revenues from our operations, and since our inception we have incurred significant operating losses and negative cash flows. We have been focused on organizational, start-up activities and business plan development since we incorporated. There is nothing at this time on which to base an assumption that our business operations will prove to be successful or that we will ever be able to operate profitably. Our future operating results will depend on many factors, including our ability to raise adequate working capital, demand for our product, the level of our competition and our ability to attract and maintain key management and employees. If we cannot achieve operating profitability, we may not be able to meet our working capital requirements, which will have a material adverse effect on our operating results and financial condition.

We have not yet developed our proposed software platform and app and we may never be able to develop a product that is operational or marketable

There are no guarantees that we will be able to develop a product that is operational or marketable. Investors are therefore at risk of losing all their investment if a marketable product is not developed.

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Our independent auditors have expressed substantial doubt about our ability to continue as a going concern, which may hinder our ability to obtain future financing.

The report of our independent auditors dated August 12, 2015 on our consolidated financial statements for the period ended May 31, 2015 included an explanatory paragraph indicating that there is substantial doubt about our ability to continue as a going concern. Our auditors' doubts are based on our incurring significant losses from operations and our working capital deficit position. Our ability to continue as a going concern will be determined by our ability to obtain additional funding in the short term to enable us to realize the commercialization of our planned business operations. Our financial statements do not include any adjustments that might result from the outcome of this uncertain.

We are an "emerging growth company" under the JOBS Act, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an "emerging growth company," as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not "emerging growth companies" including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile.

In addition, Section 107 of the JOBS Act also provides that an "emerging growth company" can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, or the Securities Act, for complying with new or revised accounting standards. In other words, an "emerging growth company" can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The Company is an emerging growth company, but the Company has irrevocably opted out of the extended transition period for complying with new or revised accounting standards pursuant to section 107(B) of the Jump Star Business Act of 2012.

Without the funding raise within this offering the Company does not have sufficient funds to conduct our plan of operations with currently available capital resources.

Without the funding raise within this offering the Company does not have sufficient funds to conduct our plan of operations with currently available capital resources. Our officer and director has committed to lend funds (up to $30,000) to the Company for the next twelve months to cover expenses to maintain the reporting status current with the SEC, if necessary. Mr. Sidhu is willing to lend the full amount of these funds to the Company as expenses are incurred, if no other proceeds are available to the Company, and if the amount raised through this offering is not enough to cover such expenses. However, there is no contract in place or written agreement that legally binds or guarantees that Mr. Sidhu will provide funds to the Company and the funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment dates.

The minimum dollar amount of funding required to implement our business plan for a period of one year is the sale of 25% of the shares offered in this registration statement. (Refer Use of Proceeds – page 16). Without further investment or the verbal commitment by Mr. Sidhu to lend funds to the Company, we will not be able to fully implementour plan of operations. With our current available capital resources,the Company will have enough resources for six months to conduct our planned operations.

If less than 25% of the shares offered in this registration statement are sold, we will need further investments in order to develop our business.

We believe we will need proceeds from the sale of at least 25 % of the shares offered in order to implement our plan of operation and file SEC reports. If less than 25% of the shares offered in this registration statement are sold, we will most likely need further funding in order to develop our business. There are no guarantees that we will be able to sell enough shares or if we will find other source of funding for our operations. Investors are at risk of losing all their investment.

We anticipate operating expenses will increase prior to earning revenue and we may never achieve profits.

The Company anticipates increases in its operating expenses, without realizing any revenues from its business activities. Within the next 12 months, the Company will have costs related to: (i) product development (ii) website development cost, (iii) market research and marketing, (iv) administrative expenses and (v) the expenses of this offering.

There is no history upon which to base any assumption as to the likelihood that the Company will prove successful. We cannot provide investors with any assurance that our product will attract customers; generate any operating revenue or ever achieve profitable operations. If we are unable to address these costs, there is a high probability that our business can fail, which will result in the loss of your entire investment.

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We will require additional financing in order to implement our business plan. In the event we are unable to acquire additional financing, we may not be able to implement our business plan resulting in a loss of revenues and ultimately the loss of your investment.

We require immediate financing to put our anticipated business into action. Our officer and director has committed to lend funds (up to $30,000) to the company for the next twelve months to cover expenses to maintain the reporting status current with the SEC, if necessary. Mr. Sidhu is willing to lend the full amount of these funds to the Company as the expenses are incurred, if no other proceeds are available to the Company and if the amount raised through this offering is not enough to cover such expenses. However, there is no contract in place or written agreement that legally binds or guarantees that Mr. Sidhu will provide funds to the Company and the funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date

Further, to fully implement our business plan, we will require substantial additional funding following this offering. We plan to raise additional funds through private placements, registered offerings, debt financing or other sources to maintain and expand our operations. Adequate funds for this purpose on terms favorable to us may not be available, and if available, on terms significantly more adverse to us than are manageable. Without new funding, we may be only partially successful or completely unsuccessful in implementing our business plan, and our stockholders will lose part or all of their investment.

The loss or unavailability to the Company of Mr. Sidhu's services would have an adverse effect on our business, operations and prospects in that we may not be able to obtain new management under the same financial arrangements, which could result in a loss of your investment.

Our business plan is significantly dependent upon the abilities and continued participation of Mr. Sidhu, our President and sole Director. It would be difficult to replace Mr. Sidhu at such an early stage of development. The loss by or unavailability to us of Mr. Sidhu's services would have an adverse effect on our business, operations and prospects. In the event that we are unable to locate or employ personnel to replace Mr. Sidhu, we would be required to cease pursuing our business opportunity, which would result in a loss of your investment.

Current management's lack of experience in operating a public company could impact your return on investment, if any.

As a result of our reliance on Mr. Sidhu, and his lack of experience in operating a public company, our investors are at risk in losing their entire investment. Mr. Sidhu intends to hire personnel in the future, when sufficiently capitalized, who would have the experience required to manage our Company. Such management is not anticipated until the occurrence of future financing. Until such a future offering occurs, and until such management is in place, we are reliant upon Mr. Sidhu to make the appropriate management decisions.

Our continued operations depend on the Market's acceptance of our planned services. If vendors and targeted members do not find our services desirable and we cannot attract revenue generating vendors, we may not be able to general any revenues, which could result in a failure of our business and a loss of any investment you make in our shares.

The ability to offer effective marketing services that the market accepts and is willing to utilize is critically important to our success. We cannot be certain that the services we offer will be accepted by the marketplace. As a result, there may not be any demand and our revenue stream could be limited and we may never realize any revenues. In addition, there are no assurances that the Company will generate revenues in the future even if we offer alternative services or alter our services and marketing efforts and pursue alternative or complementing revenue generating services.

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The business to consumer marketplace is highly competitive. If we cannot develop and promote confidence in our Company we may not be able to compete with our competitors, which would adversely affect our ability to general revenues.

SavMobi has many potential competitors in the business to consumer marketplace. We acknowledge that our competition is competent, experienced, and they have greater financial, and marketing resources than we do at the present. Our ability to compete may be adversely affected by the ability of these competitors to devote greater resources to the development, promotion, and marketing of their services than are available to us.

Some of SavMobi's.' competitors may also offer a wider range of services and have greater name recognition. They have greater customer loyalty bases and these competitors may be able to respond more quickly to new or changing opportunities. In addition, our competitors may be able to undertake more extensive promotional activities, and adopt more aggressive advertising campaigns than SavMobi at the present.

Our officers and directors are entitled to indemnification and limitation of liability under our organizational documents and applicable law.

Our officer(s) and director(s) are required to exercise good faith and high integrity in the management of our affairs. Nevada law allows that our officer(s) and director(s) to have no personal liability to us or our stockholders for damages for any breach of duty owed to us or our stockholders, unless they breached their duty of loyalty, did not act in good faith, knowingly violated a law, or received an improper personal benefit.

Because we do not have an escrow account or trust account for our investor's subscriptions, if we file for bankruptcy protection or are forced into bankruptcy protection, investors will lose their entire investment.

Invested funds for this offering will not be placed in an escrow or trust account. Accordingly, if we file for bankruptcy protection or a petition for involuntary bankruptcy is filed by creditors against us, your funds will become part of the bankruptcy estate and administered according to the bankruptcy laws. As such, you will lose your investment and your funds will be used to pay creditors and will not be used for the sourcing and sale of promotional products.

These risk factors, individually or occurring together, would have a substantially negative effect on our business and would likely cause it to fail.

We may be unable to comply with disclosure controls and procedures necessary to make required public filings.

We currently have no full-time employees other than our President, although we intend to add personnel following this offering. Given our limited personnel, we may be unable to maintain effective controls to insure that we are able to make all required public filings in a timely manner. If we are successful in having our common stock listed on a stock exchange or quotation service, and if we do not make all public filings in a timely manner, our shares of common stock may be delisted and we could also be subject to regulatory action and/or lawsuits by stockholders.

Reporting requirements under the Exchange Act and compliance with the Sarbanes-Oxley Act Of 2002, including establishing and maintaining acceptable internal controls over financial reporting, are costly and may increase substantially.

The rules and regulations of the SEC require a public company to prepare and file periodic reports under the Exchange Act, which will require that the Company engage legal, accounting, auditing and other professional services. The engagement of such services is costly. Additionally, the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act") requires, among other things, that we design, implement and maintain adequate internal controls and procedures over financial reporting. The costs of complying with the Sarbanes-Oxley Act and the limited technically qualified personnel we have may make it difficult for us to design, implement and maintain adequate internal controls over financial reporting. We expect these costs to be approximately $12,500 per year. In the event that we fail to maintain an effective system of internal controls or discover material weaknesses in our internal controls, we may not be able to produce reliable financial reports or report fraud, which would materially impact our overall business and result in loss of investor confidence. If the Company is unable to maintain its status as a reporting company it would materially impact the ability of the Company to raise funds and would likely result in a complete loss of any investment made into the Company.

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Our officer and director has committed to lend funds (up to $30,000) to the company for the next twelve months to cover expenses to maintain the reporting status current with the SEC, if necessary. Mr. Sidhu is willing to lend the full amount of these funds to the Company as the expenses are incurred, if no other proceeds are available to the Company and if the amount raised through this offering is not enough to cover such expenses. However, there is no contract in place or written agreement that legally binds or guarantees that Mr. Sidhu will provide funds to the Company and the funds expressed in the above verbal commitment, would be in the form of a non-secured loan and would have no interest and no fixed repayment date.

Because our sole officer and director resides abroad, shareholders may have difficulties enforcing their legal rights under United States securities laws.

Mr. Sidhu is a citizen and resident of India. In the event that any shareholder action was launched including a suit or judgment or other legal matters there is no assurance that Mr. Sidhu will be able to appear within the jurisdiction. Additionally, it may be difficult to effect service or process within the United States against Mr. Sidhu; to enforce any United States Court judgements based on civil liability provisions of the United States federal securities laws against him in the United States; to enforce in a Indian court judgments base on civil liability provisions of the United States fereal securities laws; and to bring action against Mr. Sidhu in a Indian court based on civil liability provisions of the United States federal sercurities laws. This may lead to delays, unforeseen situations and lack of investors' trust in our sole officer and director. Such matters could have a significant negative effect on the success of our business.

Because our management has no technical training and no experience in the application software industry our business activities, earnings and ultimate financial success could be irreparably harmed.

Our management has limited technical training and experience with marketing application software. With limited experiences in these areas, management may not be fully aware of many of the specific requirements related to working within the industry. Management's decisions and choices may not take into account standard engineering or managerial approaches to application software development and marketing methods. Consequently, our activities, earnings and ultimate financial success could suffer irreparable harm due to management's lack of experience in the industry.

Risks Related To This Offering

Because there is no public trading market for our common stock, you may not be able to resell your stock.

There is currently no public trading market for our common stock. Therefore there is no central place, such as stock exchange or electronic trading system, to resell your shares. If you do want to resell your shares, you will have to locate a buyer and negotiate your own sale in compliance with applicable federal and state securities laws.

Because our Company is a shell company there are restrictions imposed upon the transferability of unregistered shares and the use of Form S-8, which will likely have a negative impact on our ability to attract additional capital.

SavMobi is a shell company as defined in Rule 405, because it is a company with nominal operations and it has assets consisting solely of cash and cash equivalents. Accordingly, there will be illiquidity of any future trading market until the company is no longer considered a shell company, as well as restrictions imposed upon the transferability of unregistered shares outlined in Rule 144(i). Shareholders who hold privately placed shares which are not subject to a registration statement under the Securities Act often rely upon Rule 144 for their resale. Rule 144 are not available for the resale of securities initially issued by either reporting or non-reporting shell companies or an issuer that has been, at any time previously, a reporting or non-reporting shell company. This restriction may have an impact on our ability to attract additional capital and implement our business plan and sustain operations.

Moreover, because we are a shell company, we are not entitled to file registration statements on Form S-8, which is typically used to register stock that is offered to employees and consultants via benefit or incentive plans. As a result, we may have difficulties attracting qualified employees and consultants because we are not able to compensate them in the same fashion that non-shell companies can. Being a shell company, there are enhanced reporting requirements imposed on us: when reporting an event that causes us to cease being a shell company, we have to file with the Commission the same type of information that it would be required to file to register a class of securities under the Securities Exchange Act of 1934. These restrictions and requirements will likely have a negative impact on our ability to attract additional capital.

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Our stock will be a penny stock. Trading of our stock may be restricted by the SEC's penny stock regulations and FINRA's sales practice requirements, which may limit a stockholder's ability to buy and sell our stock.

As the Company's shares may be trading under $5.00 per share is the offering becomes effective, the shares may be traded as a "penny stock". The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks." Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). Penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the SEC, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. A broker-dealer must also provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer, and sales person in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules; the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for stock that becomes subject to those penny stock rules. If a trading market for our common stock develops, our common stock will probably become subject to the penny stock.

We are not registered on any market or public stock exchange. There is presently no demand for our common stock and to public market exists for the shares being offered in this prospectus. We plan to contact a market maker immediately following the completion of the offering and apply to have our shares of common stock quoted on the Over-the-Counter Bulletin Board ("OTCBB"). The OTCBB is a regulated quotation service that displays real-time quotes, last sale prices and volume information in the over-the-counter securities. The OTCBB is not an issuer listing service, market or exchange. Although the OTCBB does not have any listing requirements per say, to be eligible for quotation on the OTCBB, issuers must remain correct in their filings with the SEC or applicable regulatory authority. Market makers are not permitted to begin quotation of a security whose issue does not meet the filing requirements. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 to 60 day grace period if they do not make their required filings during that time. We cannot guarantee that we will be able to find a market maker who will submit a Form 15c-211 application for us to FINRA or that application, if submitted, will be accepted or approved and our stock listed and quoted for sale. As of the date of this filing, there have been no discussions or understandings between SavMobi Technology Inc. and anyone acting on our behalf, with any market maker regarding participation in a future trading market four our securities. If no market is ever developed for our common stock, it will be difficult for you to sell any shares you purchase in this offering. In such a case, you may find that you are unable to achieve any benefit from your investment or liquidate your shares without considerable delay, if at all. In addition, if we fail to have our common stock quoted on a public trading market, your common stock will not have a quantifiable value and it may be difficult, if not impossible, to ever resell your shares, resulting in an inability to realize any value from your investment.

Our company has a concentration of stock ownership and control, which may have the effect of delaying, preventing, or deterring a change of control.

At present, the company's President owns 100% of our total outstanding shares of common stock before this offering. As a result of the concentrated ownership of the stock, our President will be able to control all matters requiring stockholder approval, including the election of directors and approval of mergers and other significant corporate transactions. This concentration of ownership may have the effect of delaying, preventing or deterring a change in control of our company. It could also deprive our stockholders of an opportunity to receive a premium for their shares as part sale of our company and it may affect the market price of our common stock.

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The Company is not fully reporting under the Exchange Act and thus information about the company may be limited.

Until our common stock is registered under the Exchange Act, we will not be a fully reporting company but only subject to the reporting obligations imposed by Section 15(d) of the Exchange Act. This severely limits the information and regulatory oversight to which we will be subject. For example, we will not be subject to the proxy rules under Section 14 of the Exchange Act, prohibition of short-swing profits under Section 16 of the Exchange Act, and beneficial ownership reporting requirements of Section 13(d) & (g) of the Exchange Act. Additionally, given the number of shareholders in our company, there are statutory provisions that may result in the automatic termination of any periodic reporting responsibilities in the event that we have less than 300 shareholders after the year that our registration statement becomes effective.

We will incur ongoing costs and expenses for SEC reporting and compliance. Without revenue we may not be able to remain in compliance, making it difficult for investors to sell their shares, if at all.

Our business plan allows for the estimated $10,000 cost of this Registration Statement to be paid from proceeds raised. We plan to contact a market maker immediately following the effectiveness of this Registration Statement and apply to have the shares quoted on the OTCBB. To be eligible for quotation on the OTCBB, issuers must remain current in their filings with the SEC. Market Makers are not permitted to begin quotation of a security whose issuer does not meet this filing requirement. Securities already quoted on the OTCBB that become delinquent in their required filings will be removed following a 30 or 60 day grace period if they do not make their required filing during that time. In order for us to remain in compliance we will require future revenues to cover the cost of these filings, which could comprise a substantial portion of our available cash resources. If we are unable to generate sufficient revenues to remain in compliance it may be difficult for you to resell any shares you may purchase, if at all.

A Cautionary Note on Forward-Looking Statements

This Prospectus contains forward-looking statements, which relate to future events or our future financial performance. In some cases, you can identify forward-looking statements by terminology such as "may," "should," "expects," "plans," "anticipates," "believes," "estimates," "predicts," "potential," or "continue" or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled "Risk Factors," that may cause our industry's actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements.

While these forward-looking statements, and any assumptions upon which they are based, are made in good faith and reflect our current judgment regarding the direction of our business, actual results will almost always vary, sometimes materially, from any estimates, predictions, projections, assumptions or other future performance suggested herein. Except as required by applicable law, including the securities laws of the United States, we do not intend to update any of the forward-looking statements to conform these statements to actual results.

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USE OF PROCEEDS

Our offering is being made on a self-underwritten basis: no minimum number of shares must be sold in order for the offering to proceed. The offering price per share is $0.05. The offering is being conducted on a "best efforts' basis and the offering scenarios that follow are for illustrative purposes only. The actual amount of proceeds, if any, may differ. The following table sets forth the uses of proceeds assuming the sale of 25%, 50%, 75% and 100%, respectively, of the securities offered for sale by the Company.

	If 25% of	If 50% of	If 75% of	If 100% of
	Shares Sold	Shares Sold	Shares Sold	Shares Sold
GROSS PROCEEDS FROM THIS OFFERING	$25,000	$50,000	$75,000	$100,000

Less: OFFERING EXPENSES
Legal & Accounting	$7,700	$7,700	$7,700	$7,700
Printing	$500	$500	$500	$500
Registration fee	$12	$12	$12	$12
Transfer Agent	$1,788	$1,788	$1,788	$1,788
TOTAL OFFERING EXPENSES:	$10,000	$10,000	$10,000	$10,000
NET PROCEEDS:	$15,000	$40,000	$65,000	$90,000

Less: GENERAL BUSINESS DEVELOPMENT
Business travel expenses	$1,000	$3,000	$5,000	$7,000
Office supplies and expenses	$500	$1,000	$2,000	$4,000
Market research	$2,000	$5,000	$6,000	$7,000
Software development	$5,000	$19,000	$30,000	$38,000
TOTAL GENERAL BUSINESS DEVELOPMENT:	$9,000	$28,000	$43,000	$56,000

Less: SALES & MARKETING
Logo development:	$1,500	$2,500	$3,000	$4,000
Website Development	$1,500	$4,000	$6,000	$7,500
Web hosting	$500	$500	$500	$500
Online Advertising	$2,500	$5,000	$12,500	$22,000
TOTAL SALES & MARKETING	$6,000	$12,000	$22,000	$34,000

TOTAL REMAINING PROCEEDS:	$0	$0	$0	$0
TOTAL USE OF PROCEEDS:	$25,000	$50,000	$75,000	$100,000

DETERMINATION OF OFFERING PRICE

As there is no established public market for our shares, the offering price and other terms and conditions relative to our shares have been arbitrarily determined by SavMobi and do not bear any relationship to assets, earnings, book value, or any other objective criteria of value. In addition, no investment banker, appraiser, or other independent third party has been consulted concerning the offering price for the shares or the fairness of the offering price used for the shares Among the factors considered were:

✓	Our cash requirements;
✓	The proceeds to be raised by the offering;
✓	Our lack of operating history; and
✓	The amount of capital to be contributed by purchasers in this Offering in proportion to the amount of stock to be retained by our existing shareholder.

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Our common stock is not listed on a public exchange. We intend to apply for quotation on the OTCBB. We cannot provide any assurance or guarantee that the Company will ever achieve a listing on the OTCBB or obtain any listing at all. If we are unable to get a listing investors in our common stock would likely not be able to ever sell their stock.

DILUTION

The price of the current offering is fixed at $0.05 per share. This price is significantly greater than the price paid by the Company's sole officer and director for common equity since the Company's inception on March 6, 2015. The Company's sole officer and director paid $0.001 per share, a difference of $0.049 per share lower than the share price in this offering. Anyone investing in the Company's common stock through this Offering will immediately have significant dilution of their common stock. Dilution represents the difference between the offering price and the net tangible book value per share immediately after completion of this offering. Net tangible book value is the amount that results from subtracting total liabilities and intangible assets from total assets. Dilution arises mainly as a result of our arbitrary determination of the offering price of the shares being offered. Dilution of the value of the shares you purchase is also a result of the lower book value of the shares held by our existing stockholders.

Existing Stockholders if all of the Shares are Sold
Price per share	$0.05
Post offering net tangible book value	$94,057
Potential gain to existing shareholders	$100,000
Net tangible book value per share after offering	$0.0099
Increase to present stockholders in net tangible book value per share after offering	$0.0104
Capital contributions by purchasers of shares	$100,000
Capital Contributions by existing stockholders	$7,500
Number of shares outstanding before the offering	7,500,000
Number of shares after offering held by existing stockholders	7,500,000
Existing Stockholders Percentage of ownership after offering	78.95%

Purchasers of Shares in this Offering if all Shares Sold
Price per share	$0.05
Post offering net tangible book value	$94,057
Increase in net tangible book value per share after offering	$0.0104
Dilution per share	$0.0401
Capital contributions by purchasers of shares	$100,000
Capital contributions by existing stock holders	$7,5000
Percentage capital contributions by purchasers of shares	93%
Percentage capital contributions by existing stockholders	7%
Anticipated net offering proceeds	$90,000
Number of shares after offering held by public investors	2,000,000
Total shares issued and outstanding	9,500,000
Purchasers of shares percentage of ownership after offering	21.05%
Existing stockholders percentage of owner ship after offering	78.95%

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Purchasers of Shares in this Offering if 75% of Shares Sold
Price per share	$0.05
Post offering net tangible book value	$69,057
Post offering net tangible book value per share	$0.0077
Pre-offering net tangible book value per share	$0.0005
Increase in net tangible book value per share after offering	$0.0082
Dilution per share	$0.0423
Capital contributions by purchasers of shares	$75,000
Capital contributions by existing stock holders	$7,500
Percentage capital contributions by purchasers of shares	91%
Percentage capital contributions by existing stockholders	9%
Anticipated net offering proceeds	$65,000
Number of shares after offering held by public investors	1,500,000
Total shares issued and outstanding	9,000,000
Purchasers of shares percentage of ownership after offering	17%
Existing stockholders percentage of ownership after offering	83%

Purchasers of Shares in this Offering if 50% of Shares Sold
Price per share	$0.05
Post offering net tangible book value	$44,057
Post offering net tangible book value per share	$0.0052
Pre-offering net tangible book value per share	$0.0005
Increase in net tangible book value per share after offering	$0.0057
Dilution per share	$0.0448
Capital contributions by purchasers of shares	$50,000
Capital contributions by existing share holders	$7,500
Percentage capital contributions by purchasers of shares	87%
Percentage capital contributions by existing stock holders	13%
Anticipated net offering proceeds	$40,000
Number of shares after offering held by public investors	1,000,000
Total shares issued and outstanding	8,500,000
Purchasers of shares percentage of ownership after offering	11.76%
Existing stockholders percentage of ownership after offering	88.24%

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Purchasers of Shares in this Offering if 25% of Shares Sold
Price per share	$0.05
Post offering net tangible book value	$19,057
Post offering net tangible book value per share	$0.0024
Pre-offering net tangible book value per share	$0.0005
Increase in net tangible book value per share after offering	$0.0029
Dilution per share	$0.0476
Capital contributions by purchasers of shares	$25,000
Capital contributions by existing share holders	$7,500
Percentage capital contributions by purchasers of shares	77%
Percentage capital contributions by existing stock holders	23%
Anticipated net offering proceeds	$15,000
Number of shares after offering held by public investors	500,000
Total shares issued and outstanding	8,000,000
Purchasers of shares percentage of ownership after offering	6.25%
Existing stockholders percentage of ownership after offering	93.75%

Plan of Distribution

7,500,000 common shares are issued and outstanding as of the date of this prospectus to our sole officer and director. The Company is registering an additional 2,000,000 shares of its common stock at the price of $0.05 per share. There is no arrangement to address the possible effect of the offering on the price of the stock.

The Company will receive all proceeds from the sale of those shares. The price per share is fixed at $0.05 for the duration of this offering. Although our common stock is not listed on a public exchange, we intend to apply for quotation on the Over-the-Counter Bulletin Board (OTCBB). In order to be quoted on the OTCBB, a market maker must file an application on our behalf in order to make a market for our common stock. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, who, generally speaking, must approve the first quotation of a security by a market maker on the OTCBB, nor can there be any assurance that such an application for quotation will be approved. However, sales by the Company must be made at the fixed price of $0.05 for the duration of this offering.

The Company's shares may be sold to purchasers from time to time directly by and subject to the discretion of the Company. Further, the Company will not offer its shares for sale through underwriters, dealers, agents or anyone who may receive compensation in the form of underwriting discounts, concessions or commissions from the Company and/or the purchasers of the shares for whom they may act as agents. The shares sold by the Company may be occasionally sold in one or more transactions; all shares sold under this prospectus will be sold at a fixed price of $0.05 per share.

Mr. Sidhu resides in India and plans to make offers for the sale of the common stock in India and the United States. The offering is being made on a self-underwritten, "best efforts" basis. The shares will be sold on our behalf by our President, Mr. Lakhwinder Singh Sidhu. He will not receive any commissions or proceeds for selling the shares on our behalf. There is no minimum number of shares required to be purchased by each investor. He plans to offer shares to friends, family and business associates.

The offering will conclude on the earlier of; (1) when all 2,000,000 shares of common stock have been sold, or (2) 120 days after this registration statement becomes effective with the Securities and Exchange Commission. There is no minimum number of common shares that we have to sell. There are no minimum purchase requirements.

In order to comply with the applicable securities laws of certain states, the securities will be offered or sold in those only if they have been registered or qualified for sale; an exemption from such registration or if qualification requirement is available and with which SavMobi has complied.

In addition and without limiting the foregoing, the Company will be subject to applicable provisions, rules and regulations under the Exchange Act with regard to security transactions during the period of time when this Registration Statement is effective.

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In connection with the Company's selling efforts in the offering, Mr. Lakhwinder Singh Sidhu our sole officer and director will be selling shares on the Company's behalf. Mr. Sidhu is aware that he is required to comply with the provisions of Regulation M promulgated under the Exchange Act. Our sole officer and director will not register as a broker-dealer pursuant to Section 15 of the Exchange Act, but rather will rely upon the"safe harbor"provisions of Rule 3a4-1 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Generally speaking, Rule 3a4-1 provides an exemption from the broker-dealer registration requirements of the Exchange Act for persons associated with an issuer that participate in an offering of the issuer's securities. Mr. Sidhu is not subject to any statutory disqualification, as that term is defined in Section 3(a)(39) of the Exchange Act. Mr. Sidhu will not be compensated in connection with her participation in the offering by the payment of commissions or other remuneration based either directly or indirectly on transactions in our securities. Mr. Sidhu is not, nor has she been within the past 12 months, a broker or dealer, and he is not, nor has she been within the past 12 months, an associated person of a broker or dealer. At the end of the offering, Mr. Sidhu will continue to primarily perform substantial duties for the Company or on its behalf otherwise than in connection with transactions in securities. Mr. Sidhu will not participate in selling an offering of securities for any issuer more than once every 12 months other than in reliance on Exchange Act Rule 3a4-1(a)(4)(i) or (iii). SavMobi will pay all expenses incidental to the registration of the shares (including registration pursuant to the securities laws of certain states).

Description of Securities to be Registered

Common Stock

Our authorized capital stock consists of 75,000,000 shares of common stock, par value $0.001 per share. The holders of our common stock:

*	have equal ratable rights to dividends from funds legally available if and when declared by our Board of Directors;

*	are entitled to share ratably in all of our assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of our affairs;

*	do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights; and

*	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

We refer you to the Bylaws of our Articles of Incorporation and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of our securities.

Non-cumulative Voting

Holders of shares of our common stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose and, in that event, the holders of the remaining shares will not be able to elect any of our directors. After this offering is completed, present stockholders will own approximately 78.95% of our outstanding shares.

Cash Dividends

As of the date of this prospectus, we have not declared or paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of our Board of Directors and will depend upon our earnings, if any, our capital requirements and financial position, our general economic conditions and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings in our business operations.

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NEVADA ANTI-TAKEOVER PROVISIONS

Though not now, we may be or in the future we may become subject to Nevada's control share law. A corporation is subject to Nevada's control share law if it has more than 200 stockholders, at least 100 of whom are stockholders of record and residents of Nevada, and it does business in Nevada or through an affiliated corporation. The law focuses on the acquisition of a "controlling interest" which means the ownership of outstanding voting shares sufficient, but for the control share law, to enable the acquiring person to exercise the following proportions of the voting power of the corporation in the election of directors:

(i) one-fifth or more but less than one-third, (ii) one-third or more but less than a majority, or (iii) a majority or more. The ability to exercise such voting power may be direct or indirect, as well as individual or in association with others.

The effect of the control share law is that the acquiring person, and those acting in association with it, obtains only such voting rights in the control shares as are conferred by a resolution of the stockholders of the corporation, approved at a special or annual meeting of stockholders. The control share law contemplates that voting rights will be considered only once by the other stockholders. Thus, there is no authority to strip voting rights from the control shares of an acquiring person once those rights have been approved. If the stockholders do not grant voting rights to the control shares acquired by an acquiring person, those shares do not become permanent non-voting shares. The acquiring person is free to sell its shares to others. If the buyers of those shares themselves do not acquire a controlling interest, their shares do not become governed by the control share law.

If control shares are accorded full voting rights and the acquiring person has acquired control shares with a majority or more of the voting power, any stockholder of record, other than an acquiring person, who has not voted in favor of approval of voting rights, is entitled to demand fair value for such stockholder's shares.

Nevada's control share law may have the effect of discouraging takeovers of the corporation.

Stock Transfer Agent

We have not engaged the services of a transfer agent at this time. However, within the next twelve months we anticipate doing so. Until such a time a transfer agent is retained, SavMobi will act as its own transfer agent.

RULE 144 AND REGISTRATION AGREEMENTS

All 7,500,000 shares of our issued and outstanding shares of our common stock are "restricted securities" under Rule 144, promulgated pursuant to the Securities Act of 1933, as amended, but none of those 7,500,000 shares can be resold under Rule 144 or are subject to any registration agreement.

Interests of Named Experts and Counsel

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock offered hereby was employed on a contingency basis, or had, or is to receive, in connection with such offering, a substantial interest, direct or indirect, in our Company, nor was any such person connected with our Company as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

Experts

Befumo & Schaeffer, PLLC, 1629 K Street, NW Suite 300, Washington, DC 20006 has rendered an opinion with respect to the validity of the shares of common stock covered by this prospectus.

The financial statements included in this registration statement have been audited by PLS CPA, A Professional Corporation, 4725 Mercury Street, Suite 210, San Diego, CA 92111, to the extent and for the periods set forth in their report appearing elsewhere herein and in the registration statement. The financial statements are included in reliance on such report given upon the authority of said firm as experts in auditing and accounting.

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Information with Respect to the Registrant

DESCRIPTION OF BUSINESS

Business Development

On March 6, 2015 Mr. Lakwinder Singh Sidhu, president and sole director incorporated the Company in the State of Nevada and established a fiscal year end of May 31. We intend to provide application software to a global vendor platform to connect people to businesses and provide a new shopping experience. This begins with our proposed Mobile Marketing Platform that enables vendors to send targeted promotion and, offers to Members based on their location and needs. Members only receive promotions that they want, when they want it. The platform eliminates the need for searching by delivering information based on demand. The Company has registered offices located at 2880 Zanker Road, Suite 203, San Jose, California, 95134. The Company has an office provided at no charge by Mr. Sidhu in India; 73B Bank Avenue, Amritsar, Punjab – 143001, India.

The Company has not yet implemented its business model and to date has generated no revenues. It is the Company's intention to provide vendor tools technology. The proposed planned platform connects businesses to consumers based on location and preferences for products and services. Consumers received promotions while they are travelling via their smartphone. Vendors can send promotions and special offers simply through the web. When the consumer goes to the vendor's location, they can redeem the promotion through their smartphone allowing the proposed platform to keep track of performance analytics. SavMobi's proposed Mobile Marketing Platform intends to help businesses by bringing customers into their door and increasing sales.

SavMobi Technology Inc. intends to develop and deliver application Mobile Marketing Platform, containing the Vendor Center and Mobile Apps. The Vendor Center intends to allow SavMobi vendors to manage and monitor their promos. It is at the proposed core of all SavMobi Vendor Services. SavMobi Members can use the mobile apps to receive, view & redeem promos, set their preferences, and discover new vendors in their area.

Every business is different, so we've given the Vendor the ability to determine the discount or offer that is appropriate for them. They don't have to agree to profit-crushing deals that are forced upon by other companies.

The proposed SavMobi Mobile Apps intends to provide members with the full consumer experience of the proposed Mobile Marketing Platform. Members can use the mobile apps to receive, view & redeem promos, set their preferences, and discover new vendors in their area.

We have focused our current operations on the organization and development of our business plan. Our business plan is intended to design and to create a targeted and organized approach to building our intended Vendor and Member enrollment. We believe that once the proposed development of SavMobi's Mobile Marketing Platform is completed, this will allow SavMobi to hit the ground running with many options for our proposed customers.

We have begun to develop metrics within our business plan to stay on track. Relevant metrics intended to be used to measure Vendor and Member marketing activities would include: Vendor sign-ups per month; Vendor sign-ups after promotional events; Member registrations per month; Member registrations after promotional events; Campaign rates; Sent rates; View rates; Redemption rates.

In addition, our current operations have included the beginning of a pricing strategy for our proposed product. Since our intended revenue source will come from businesses, we have centered on pricing strategy on how much a business is willing to pay for advertising. Research from Borrell Associates (April 2008-The market data presented in this section represents calculations that the Company has made based on the underlying data contained in the Borrell Associates report rather than data points actually contained in the report. ) published that the average amount paid for a business per location is $299. The range for this average is just over $18,000 at the high end to just under $100 at the low end.

Our intended core pricing strategy involves three components around CPM (cost per thousand of impressions), Allowance and Performance model. We have weighted our strategy more heavily on the Performance model. We believe by doing so our proposed goal it to establish actual results for our vendors. We believe that once the see the value of SavMobi's proposed Mobile Marketing Platform, that the intended increase in sales for the customer will provided on going renewal revenues for SavMobi.

The proposed core pricing strategy consists of the following; $0.10 per 100 impressions (per campaign or per month, shortest cycle); $0.10 per view (per campaign or per month, shortest cycle); $1.00 per redemption.

22

Plan of Operation

Over the 12-month period starting upon the effective date of this registration statement, our company must raise capital to introduce its planned products and start its sales. We intend to raise the capital by investors investing in our startup company. We intend to market our services on the Internet. We have three planned phases to our operations over the next twelve months. The business activities and related expenses in each phase will be affected by the proceeds from sales of shares in this offering received by the Company as discussed below.

The Company has not yet implemented its business model and to date has generated no revenues.

It is the Company's intention to provide its customers with a Mobile Marketing Platform consisting of the vendor center and mobile applications.

Over the next twelve months, the Company plans to introduce it planned software development and marketing as follows:

1)	Develop the software for the proposed Mobile Marketing Platform that will allow SavMobi vendors to manage and monitor their promos.

2)

Develop software application ("App") this will allow members to use the mobile apps to receive, view & redeem promos, set their preferences, and discover new vendors in their area in the Mobile Marketing Platform.

3)

We plan to market our proposed applications by the use of a website, mobile website, mobile apps, online advertising and social media such as Facebook, Twitter and LinkedIn to engage both vendors and members.

In the event the Company sells 100% of the shares offered , the Company intends to; Within the first quarter the Company will hire a company or individual to create Savmobi's website, the Company anticipate the website will be complete 180 days after this prospectus becomes effective. The Company anticipates the cost of website development to be $7,500. The Cost of web-hosting is anticipated at $500.

Within 180 days of this prospectus being approved the company intends to hire a third party company or individual to begin writing the company's Mobile Marketing Platform and Mobile application for smartphones, the development work will happen in two phase with two product releases. (SavMobi is considering contract programmers in India and the United States; however, as of the date of this prospectus has not engaged any programmers). The development of the proposed Mobile Marketing Platform is estimated at $20,000 and the estimated cost of the proposed Mobile App is $18,000; thereby bringing the total software development cost to $38,000.

SavMobi anticipates the proposed products will be released with 360 days of this prospectus and the anticipated General will include; Cost of business travel of $7,000; Office supplies and expenses of $4,000; and Market research of $7,000. The anticipated on-line Marketing cost to launch the products is $22,000.

In the event the Company sells 25% of the shares offered, the Company intends to scale back its planned software development to providing software application services only thereby reducing its anticipated software development expense to $5,000. In addition, the Company will reduce its planned business travel expense to $1,000; scale back planned market research expense to $2,000. Office supplies expense will be reduced to $500. Logo development expense will be reduced to $1,500; maintain web hosting expense of $500; website development will be reduced to $1,500; online advertising expense will be reduced to $2,500 thereby reducing total sales and marketing expenses to $6,000 (see Use of Proceeds, page 16).

23

In the event the Company sells 50% of the shares offered, the Company intends to scale back its planned software development to providing software application services only thereby reducing its anticipated software development expense to $19,000. In addition, the Company will reduce its planned business travel expense to $3,000; scale back planned market research expense to $5,000. Office supplies expense will be reduced to $1,000. Logo development expense will be reduced to $2,500; maintain web hosting expense of $500; website development will be reduced to $4,000; online advertising expense will be reduced to $5,000 thereby reducing total sales and marketing expenses to $12,000 (see Use of Proceeds, page 16).

In the event the Company sells 75% of the shares offered, the Company intends to scale back its planned software development to providing software application services only thereby reducing its anticipated software development expense to $30,000. In addition, the Company will reduce its planned business travel expense to $5,000; scale back planned market research expense to $6,000. Office supplies expense will be reduced to $2,000. Logo development expense will be reduced to $3,000; maintain web hosting expense of $500; online advertising expense will be reduced to $12,500 thereby reducing total sales and marketing expenses to $22,000 (see Use of Proceeds, page 16).

The Market Opportunity

SavMobi proposed Marketing Platform and Mobile App is to provide Vendors to deliver and for customers/Member to receive, view and redeem promotional offers. SavMobi pre-empts a general web search , making our marketing efforts a step ahead of our competitors broad general search advertisements. This will also allow our proposed Vendors to provide set distances to send their promos and with the Members/customers to opt-in preferences, the promos the Members receive (as per their preferences) have a high relevancy. This allows Vendors to target consumers within a specific neighborhood if they so choose.

Research from Nielsen's U.S. Digital Consumer Report (February 23, 2012) revealed that 29 percent of smartphone owners use their phone for shopping-related activities. Top activities among mobile shoppers include in-store price comparisons (38%), browsing products through websites or apps (38%), reading online product reviews (32%), searching for/using online coupons (24%), and purchasing products (22%). Mobile is transforming into a powerful commerce tool, facilitating consumer transactions and access to real-time information and deals.

The smartphone market is experiencing rapid growth and the time to capitalize on that market is now! According to mobile statistics, there are over 2.6 billion smartphones in the world and over 182.6 million smartphones in the U.S. alone; and that by 2020 there will be 6.1 billion smartphones worldwide. Every year, smartphone manufacturers are releasing many new and affordable products, which have led to smartphones being two out of every three new mobile phones purchased. SavMobi has an opportunity with every new smartphone user to potentially gain a new user/customer and provide Vendors of our proposed Marketing Platform the opportunity to generate more sales. SavMobi has the potential to generate increased revenues via the increase use of our Mobile Marketing Platform and Mobile App.

Description of our Product

SavMobi Technology Inc. intends to develop and deliver application Mobile Marketing Platform, containing the Vendor Center and Mobile Apps. The Vendor Center intends to allow SavMobi vendors to manage and monitor their promos. It is at the proposed core of all SavMobi Vendor Services. SavMobi Members can use the mobile apps to receive, view & redeem promos, set their preferences, and discover new vendors in their area.

Marketing

Our intended vendor sales strategy involves direct and online sales and support. We believe that direct-sales is the best option to sign up businesses. In addition to a direct approach to sales and support, we plan to focus on keeping things simple in our online registration and support. We will use a website, mobile website, mobile apps, online advertising and social media such as Facebook, Twitter and LinkedIn to engage both vendors and members.

We believe that to getting members is to encourage the vendors would sign-on with SavMobi's proposed Mobile Marketing Platform to tell their current customers to download the our proposed application software ("App").

Member marketing will be managed in-house. While content creation will be a combination of in-house and outsourced activities. We expect that a majority of content will be contributed by members and other users due to the nature of social media.

24

Competitor Analysis

Competition

Although SavMobi can be considered to operate in many industries, our proposed revenue streams we expect to come from the hyper-local marketing space. Our proposed primary source of revenue we expect will come from local, small businesses. We're fighting for their marketing dollars in a competitive market dominated by traditional advertisements such as print & radio, and upcoming digital advertisement from Google Ads, Microsoft/Bing Advertising, Foursquare, and Waze. Other major players in the hyper-local space are Groupon, LivingSocial, Yelp, and Pirq.

By having Members set their preferences, they can receive promos without the need of searching. In essence, SavMobi pre-empts searching making our marketing efforts a step ahead of search advertisement. Since Vendors have set the distance to send their promos and Members opt-in to preferences, the promos that Members receive have high relevancy.

SavMobi is not reliant on check-ins or maps, even though we have similar features. The check-in model gives consumers discounts and offers after they intended to visit that business. Users of Foursquare, a social, check-in network, primarily use the service to notify their friends of their current location. Foursquare is experimenting with ways to monetize their business model and enhance the business experience through promotions. Their current efforts involve methods of exploration and discovery.

Waze created a traffic and navigation app that allows businesses to advertise by pinning their location on maps. Waze is promoting to businesses that they will reach a community of millions of drivers and everyday commuters. However, Waze users are primarily looking for the best route to their intended location not for pins on a map.

Daily deal sites such as Groupon and LivingSocial transformed the hyperlocal market. They brought local vendors new customers through a digital option that had no upfront costs, and they changed consumer perception of redeeming coupons. Although a revolutionary concept, the sustainability of daily deals has not been proven. Businesses that participate in daily deals have mixed experiences including loss of profit, overwhelming peak traffic, and inconsistent results.

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Yelp and Pirq are expected to be our biggest competitors once our proposed product(s) are launched. Yelp is a local directory service with social networking and user reviews. In the first quarter of 2015, they had more than 142 million unique visitors to their website, yelp.com. Their primary source of revenue comes from local business advertising. Businesses may advertise with Yelp for preferred search result placement and extra listing features. The advertising fee may include an individualized message, video, and photo slide show onto their listing as well as analytic reports. Businesses that advertise with Yelp pay to be at preferred locations on a search page hoping that consumers will see their listing and come to their location. Although that is a strong message, SavMobi goes a step further by putting a more enticing message in front of our Members, a discount or offer.

Pirq's business model is similar to our business model. They've built an app that displays businesses in the area and the discount that is offered. Users look for the business and discount they'd like, enter the business location, and scan a Microsoft tag (similar to a QR code) to receive their discount. Pirq initially launched as a restaurant deals app. They are currently trying to expand to other industries and services. After being in operations for 4.5 years, they are still positioned as a restaurant deals app in the eyes of businesses and consumers. They operate nationwide.

There are many competitors that exist. This is a clear indication on the growth and potential of the hyper-local market. Although our competitors share traits and similarities to us, SavMobi intends to build from the ground up to become a preferred vendor platform provided that attracts consumers to local businesses. What distinguishes our proposed Company's software are features that are unique and are not included in our competitors software and apps; these included; Firstly, our proposed Members are able to set their preferences and then receive promos via their smartphones without the need of a general search on the web. In essence, SavMobi pre-empts searching, making our marketing efforts a step ahead of our competitors broad general search advertisements. Secondly, we also allow our proposed Vendors to provide set distances to send their promos and with the Members opt-in preferences, the promos the Members receive (as per their preferences) have a high relevancy. This allows Vendors to target consumers within a specific neighborhood if they so choose.

25

Patents and Trademarks

At present we do not have any patents or trademarks.

We intend, in due course, subject to legal advice, to apply for trademark protection and/or copyright protection in the United States, Canada, and other jurisdictions.

We intend to aggressively assert our rights under trademark and copyright laws to protect our intellectual property, including product design, product research and concepts and recognized trademarks. These rights are protected through the acquisition of trademark registrations, the maintenance of copyrights, and, where appropriate, litigation against those who are, in our opinion, infringing these rights.

While there can be no assurance that registered trademarks and copyrights will protect our proprietary information, we intend to assert our intellectual property rights against any infringer. Although any assertion of our rights can result in a substantial cost to, and diversion of effort by, our company, management believes that the protection of our intellectual property rights is a key component of our operating strategy.

Regulatory Matters

We are unaware of and do not anticipate having to expend significant resources to comply with any governmental regulations of data storage. In general, the development and operation of our business is not subject to special regulatory and/or supervisory requirements.

Environmental Laws

We have not incurred and do not anticipate incurring any expenses associated with environmental laws.

Employees and Employment Agreements

As the date of this prospectus, SavMobi has no permanent staff other than its sole officer and director, Mr. Lakhwinder Singh Sidhu, who is the President and director of the Company. Mr. Sommay Sidhu has the flexibility to work on SavMobi up to 20 hours per week. He is prepared to devote more time to our operations as may be required. He is not being paid at present.

There are no employment agreements in existence. The Company presently does not have pension, health, annuity, insurance, stock options, profit sharing or similar benefit plans; however, the Company may adopt plans in the future. Management does not plan to hire additional employees at this time. Our sole officer and director will be responsible for the initial servicing. Once the Company begins building its Internet website, the Company will hire an independent consultant to build the site.

AVAILABLE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the common stock offered hereby. This prospectus, which constitutes part of the registration statement, does not contain all of the information set forth in the registration statement and the exhibits and schedule thereto, certain parts of which are omitted in accordance with the rules and regulations of the SEC. For further information regarding our common stock and our company, please review the registration statement, including exhibits, schedules and reports filed as a part there of.

Upon effectiveness of this Prospectus, we will be subject to the reporting and other requirements of the Exchange Act and we intend to furnish our shareholders annual reports containing financial statements audited by our registered independent auditors and to make available quarterly reports containing unaudited financial statements for each of the first three quarters of each year. Such reports and other information along with the registration statement, including the exhibits and schedules thereto, may be inspected at public reference facilities of the SEC at 100 F Street N.E, Washington D.C. 20549. Copies of such material can be obtained from the Public Reference Section of the SEC at prescribed rates. You may call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. Because we file documents electronically with the SEC, you may also obtain this information by visiting the SEC's Internet website at http://www.sec.gov.

26

Reports to security holders

After we complete this offering, we will not be required to furnish you with an annual report. Further, we will not voluntarily send you an annual report. We will be required to file reports with the SEC under section 13 (a) or 15 (d) of the Securities Act. The reports will be filed electronically. The reports we will be required to file are Forms 10-K, 10-Q, and 8-K. You may read copies of any materials we file with the SEC at the SEC's Public Reference Room or visiting the SEC's Internet website (see "Available Information" above).

LEGAL PROCEEDINGS

There are no legal proceedings pending or threatening.

27

FINANCIAL STATEMENTS

SAVMOBI TECHNOLOGY INC.

FINANCIAL STATEMENTS

(Audited)

May 31, 2015

28

PLS CPA, A PROFESSIONAL CORPORATION

◆ 4725 MERCURY STREET #210 ◆ SAN DIEGO ◆ CALIFORNIA 92111 ◆

◆ TELEPHONE (858)722-5953 ◆ FAX (858) 761-0341 ◆ FAX (858) 764-5480

◆ E-MAIL changgpark@gmail.com ◆

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholders

Savmobi Technology Inc.

We have audited the accompanying balance sheet of Savmobi Technology Inc. of July 31, 2014 and the related financial statements of operations, changes in shareholder's equity and cash flows for the period March 6, 2015 (inception) to May 31, 2015. Thesefinancial statements are the responsibility of the Company's management.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, thefinancial position of Savmobi Technology Inc. as of May 31, 2015, and the results of its operation and its cash flows for the period from March 6, 2015 (inception) to May 31, 2015 in conformity with U.S. generally accepted accounting principles.

Thefinancial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

August 12, 2015

San Diego, CA. 92111

Registered with the Public Company Accounting Oversight Board

F-1

SAVMOBI TECHNOLOGY INC.

BALANCE SHEET

May 31, 2015

ASSETS

CURRENT ASSETS
Cash	$7,656

TOTAL CURRENT ASSETS	$7,656

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Due to related party (Note 4)	$3,599

TOTAL CURRENT LIABILITIES	3,599

STOCKHOLDERS' EQUITY
Capital stock (Note 3)
Authorized
75,000,000 shares of common stock, $0.001 par value,
Issued and outstanding
7,500,000 shares of common stock	7,500
Accumulated deficit	(3,443)

TOTAL STOCKHOLDERS' EQUITY	4,057

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$7,656

Going Concern (Note 1)

The accompanying notes are an integral part of these financial statements.

F-2

SAVMOBI TECHNOLOGY INC.

STATEMENT OF OPERATIONS

Results of operations from inception (March 6, 2015) to May 31, 2015

REVENUE	$-

EXPENSES
Office and general	$1,599
Professional fees	2,000

TOTAL EXPENSES	(3,599)

OTHER INCOME (EXPENSES)
Exchange gain	156

TOTAL OTHR INCOME (EXPENSE)	156

NET LOSS	(3,443)

BASIC NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING	2,931,034

The accompanying notes are an integral part of these financial statements.

F-3

SAVMOBI TECHNOLOGY INC.

STATEMENT OF STOCKHOLDERS' EQUITY

FOR THE PERIOD FROM MARCH 6, 2015 (INCEPTION) TO MAY 31, 2015

	Common Stock		Additional	Share	Deficit Accumulated During the
	Number of shares	Amount	Paid-in Capital	Subscription Receivable	Development Stage	Total
Common shares issued for cash – at $0.001 per share, April 28, 2015	7,500,000	$7,500	$-	$-	$-	$7,500

Net loss for the year ended May 31, 2015	-	-	-	-	(3,443)	(3,443)

Balance, May 31, 2015	7,500,000	$7,500	$-	$-	$(3,443)	$4,057

The accompanying notes are an integral part of these financial statements.

F-4

SAVMOBI TECHNOLOGY INC.

STATEMENT OF CASH FLOWS

From March 6, 2015 (date of inception) to May 31, 2015

OPERATING ACTIVITIES
Net loss for the period	$(3,443)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in Accounts payables and accrued liabilities	-

NET CASH USED IN OPERATING ACTIVITIES	(3,443)

CASH FLOW FROM INVESTING ACTIVITIES	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	7,500
Proceeds from related parties	3,599

NET CASH PROVIDED BY FINANCING ACTIVITIES	11,099

NET INCREASE (DECREASE) IN CASH	7,656

CASH, BEGINNING	-

CASH, ENDING	$7,656

SUPPLEMENTAL CASH FLOW INFORMATION AND NONCASH FINANCING ACTIVITIES;

Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-5

SAVMOBI TECHNOLOGY INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

SAVMOBI TECHNOLOGY INC. was incorporated in the State of Nevada as a for-profit Company on March 6, 2015 and established a fiscal year end of May 31. The Company is organized to develop a Mobile Marketing Platform that helps businesses by bringing customers into their door and increasing sales.

SAVMOBI planned platform connects businesses to consumers based on location and preferences for products and services. Consumers receive promotions while they are travelling via their smartphone. Vendors can send promotions and special offers simply through the web. When the consumer goes to the vendor's location, they can redeem the promotion through their smartphone allowing the platform to keep track of performance analytics.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $3,443. As at May 31, 2015, the Company has a working capital of $4,057. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of May 31, 2015, the Company has issued 7,500,000 founders shares at $0.001 per share for net proceeds of $7,500 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements present the balance sheet, statements of operations, stockholders' equity (deficit) and cash flows of the Company. These financial statements are presented in the United States dollars and have been prepared in accordance with accounting principles generally accepted in the United States.

Segmented Reporting

FSAB ASC 280, "Disclosure about Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services the entity provides, the material countries in which it holds assets and reports revenues and its major customers.

Comprehensive Loss

"Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at May 31, 2015, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

F-6

SAVMOBI TECHNOLOGY INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2015

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at May 31, 2015 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

FASB ASC 105-10, Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 165, Subsequent Events ("SFAS 165"), issued May 28, 2009), which establishes general standards of accounting for, and disclosure of, events that occur after the balance sheet date but before financial statements are issued or are available to be issued. FASB ASC 105-10 (SFAS 165) is effective for interim or annual financial periods ending after June 15, 2009. The adoption of FASB ASC 105-10 (SFAS 165) did not have a material effect on the company's financial position or results of operations.

FASB ASC 105-10-65, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles (Prior authoritative literature: FASB SFAS No. 168, The FASB Accounting Standards Codification and the Hierarchy of Generally Accepted Accounting Principles ("SFAS 168", issued June 2009), establishes the FASB Accounting Standards Codification (the "Codification") as the single source of authoritative nongovernmental U.S. GAAP. The Codification is effective for interim and annual periods ending after September 15, 2009. The adoption of FASB ASC 105-10-65 (SFAS 168) did not have a material impact on the Company's financial statements.

F-7

SAVMOBI TECHNOLOGY INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2015

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In September 2009, the FASB issued guidance now codified as ASC 105, Generally Accepted Accounting Principles as the single source of authoritative accounting principles recognized by the FASB to be applied by nongovernmental entities in the preparation of financial statements in conformity with U.S. GAAP, aside from those issued by the SEC. ASC 105 does not change current U.S. GAAP, but is intended to simplify user access to all authoritative U.S. GAAP by providing all authoritative literature related to a particular topic in one place. The adoption of ASC 105 did not have a material impact on the Company's financial statements, but did eliminate all references to pre-codification standards.

On February 24, 2010, the FASB issued guidance in the "Subsequent Events" topic of the FASC to provide updates including: (1) requiring the company to evaluate subsequent events through the date in which the financial statements are issued; (2) amending the glossary of the "Subsequent Events" topic to include the definition of "SEC filer" and exclude the definition of "Public entity"; and (3) eliminating the requirement to disclose the date through which subsequent events have been evaluated. This guidance was prospectively effective upon issuance. The adoption of this guidance did not impact the Company's results of operations of financial condition.

In June 2014, the FASB issued ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation". The guidance eliminates the definition of a development stage entity thereby removing the incremental financial reporting requirements from U.S. GAAP for development stage entities, primarily presentation of inception to date financial information. The provisions of the amendments are effective for annual reporting periods beginning after December 15, 2014, and the interim periods therein. However, early adoption is permitted. Accordingly, the Company has adopted this standard as of May 31, 2015.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – CAPITAL STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of May 31, 2015, the Company has not granted any stock options and has not recorded any stock-based compensation.

On April 28, 2015 the Company issued 7,500,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $7,500.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of May 31, 2015, the Company has received $3,599. The amounts due to the related party are unsecured and non- interest-bearing with no set terms of repayment.

NOTE 5 – INCOME TAXES

Income taxes are provided in accordance with ASC 740 Income Taxes. A deferred tax asset or liability is recorded for all temporary differences between financial and tax reporting and net operating loss carry forwards. Deferred tax expense (benefit) results from the net change during the year of deferred tax asset and liabilities.

Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

F-8

SAVMOBI TECHNOLOGY INC.

NOTES TO FINANCIAL STATEMENTS

May 31, 2015

NOTE 5 – INCOME TAXES (continued)

No provision was made for Federal Income tax.

The Company did not provide any current or deferred U.S. federal income tax provision or benefit for any of the periods presented because we have experienced operating losses since inception. The Company provided a full valuation allowance on the net deferred tax asset, consisting of net operating loss carry forwards, because management has determined that it is more likely than not that we will not earn income sufficient to realize the deferred tax assets during the carry forward period.

NOTE 6 – SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through August 12, 2015 the date the financial statements were available to be issued. Except the above disclosure, the Company has determined that there are no further events to disclose.

F-9

SAVMOBI TECHNOLOGY INC.

FINANCIAL STATEMENTS

(Unaudited)

August 31, 2015

BALANCE SHEETS	F-11

STATEMENT OF OPERATIONS	F-12

STATEMENT OF CASH FLOWS	F-13

NOTES TO FINANCIAL STATEMENTS	F-14

F-10

SAVMOBI TECHNOLOGY INC.

BALANCE SHEETS

	August 31, 2015	May 31, 2015

ASSETS

CURRENT ASSETS
Cash	$7,381	$7,656

TOTAL CURRENT ASSETS	$7,831	$7,656

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES
Accounts payable	5,600	-
Due to related party (Note 4)	3,599	3,599

TOTAL CURRENT LIABILITIES	$9,199	$3,599

STOCKHOLDERS' EQUITY(DEFICIT)
Capital stock (Note 3)
Authorized 75,000,000 shares of common stock, $0.001 par value, Issued and outstanding 7,500,000 shares of common stock	7,500	7,500
Accumulated deficit	(9,318)	(3,443)

TOTAL STOCKHOLDERS' EQUITY (DEFICIT)	(1,818)	4,057

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)	$7,831	$7,656

Going Concern (Note 1)

The accompanying notes are an integral part of these financial statements.

F-11

SAVMOBI TECHNOLOGY INC.

STATEMENT OF OPERATIONS

Three months ended August 31, 2015

REVENUE	$-

EXPENSES
Office and general	$-
Professional fees	5,600

TOTAL EXPENSES	(5,600)

OTHER INCOME (EXPENSES)
Exchange (Loss) gain	(275)

TOTAL OTHR INCOME(EXPENSE)	(275)

NET LOSS	(5,875)

BASIC NET LOSS PER COMMON SHARE	$(0.00)

WEIGHTED AVERAGE NUMBER OF BASIC COMMON SHARES OUTSTANDING	7,500,000

The accompanying notes are an integral part of these financial statements.

F-12

SAVMOBI TECHNOLOGY INC.

STATEMENT OF CASH FLOWS

Three months ended August 31, 2015

OPERATING ACTIVITIES
Net loss for the period	$(5,875)
Adjustments to reconcile net loss to net cash used in operating activities:
Changes in operating assets and liabilities:
Increase (decrease) in Accounts payables and accrued liabilities	5,600

NET CASH USED IN OPERATING ACTIVITIES	(275)

CASH FLOW FROM INVESTING ACTIVITIES	-

CASH FLOW FROM FINANCING ACTIVITIES
Proceeds on sale of common stock	-
Proceeds from related parties	-

NET CASH PROVIDED BY FINANCING ACTIVITIES	-

NET INCREASE (DECREASE) IN CASH	(275)

CASH, BEGINNING	7,656

CASH, ENDING	$7,381

SUPPLEMENTAL CASH FLOW INFORMATION AND NON-CASH FINANCING ACTIVITIES;

Cash paid during the period for:
Interest	$-

Income taxes	$-

The accompanying notes are an integral part of these financial statements.

F-13

SAVMOBI TECHNOLOGY INC.

NOTES TO FINANCIAL STATEMENTS
May 31, 2015

NOTE 1 – NATURE OF OPERATIONS AND BASIS OF PRESENTATION

SAVMOBI TECHNOLOGY INC. was incorporated in the State of Nevada as a for-profit Company on March 6, 2015 and established a fiscal year end of May 31. The Company is organized to develop a Mobile Marketing Platform that helps businesses by bringing customers into their door and increasing sales.

SAVMOBI planned platform connects businesses to consumers based on location and preferences for products and services. Consumers receive promotions while they are travelling via their smartphone. Vendors can send promotions and special offers simply through the web. When the consumer goes to the vendor's location, they can redeem the promotion through their smartphone allowing the platform to keep track of performance analytics.

Going concern

To date the Company has generated no revenues from its business operations and has incurred operating losses since inception of $3,443. As at August 31, 2015, the Company has a working capital of $4,057. The Company requires additional funding to meet its ongoing obligations and to fund anticipated operating losses. The ability of the Company to continue as a going concern is dependent on raising capital to fund its initial business plan and ultimately to attain profitable operations. Accordingly, these factors raise substantial doubt as to the Company's ability to continue as a going concern. The Company intends to continue to fund its business by way of private placements and advances from related parties as may be required. As of August 31, 2015, the Company has issued 7,500,000 founders shares at $0.001 per share for net proceeds of $7,500 to the Company. These financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts, or amounts and classification of liabilities that might result from this uncertainty.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for financial information and with the instructions to Form S-1. They do not include all information and footnotes required by United States generally accepted accounting principles for complete financial statements. However, except as disclosed herein, there has been no material changes in the information disclosed in the notes to the financial statements for the fiscal year ended May 31, 2015 included in the Company's S-1 filed with the Securities and Exchange Commission. The unaudited financial statements should be read in conjunction with those financial statements included in the Form S-1. In the opinion of Management, all adjustments considered necessary for a fair presentation, consisting solely of normal recurring adjustments, have been made. Operating results for the three months ended August 31, 2015 are not necessarily indicative of the results that may be expected for the year ending May 31, 2016.

Segmented Reporting

FSAB ASC 280, "Disclosure about Segments of an Enterprise and Related Information", changed the way public companies report information about segments of their business in their quarterly reports issued to shareholders. It also requires entity-wide disclosures about the products and services the entity provides, the material countries in which it holds assets and reports revenues and its major customers.

Comprehensive Loss

ADVANCE \d 5"Reporting Comprehensive Income," establishes standards for the reporting and display of comprehensive loss and its components in the financial statements. As at August 31, 2015, the Company has no items that represent a comprehensive loss and, therefore, has not included a schedule of comprehensive loss in the financial statements.

Use of Estimates and Assumptions

Preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the period. Accordingly, actual results could differ from those estimates.

F-14

SAVMOBI TECHNOLOGY INC.

NOTES TO FINANCIAL STATEMENTS
May 31, 2015

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Cash and Cash Equivalents

For purposes of the statement of cash flows, the Company considers highly liquid financial instruments purchased with a maturity of three months or less to be cash equivalents.

Financial Instruments

All significant financial assets, financial liabilities and equity instruments of the Company are either recognized or disclosed in the financial statements together with other information relevant for making a reasonable assessment of future cash flows, interest rate risk and credit risk. Where practical the fair values of financial assets and financial liabilities have been determined and disclosed; otherwise only available information pertinent to fair value has been disclosed.

Loss per Common Share

The basic earnings (loss) per share is calculated by dividing the Company's net income available to common shareholders by the weighted average number of common shares during the year. The diluted earnings (loss) per share is calculated by dividing the Company's net income (loss) available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. Diluted earnings (loss) per share are the same as basic earnings (loss) per share due to the lack of dilutive items in the Company.

Income Taxes

The Company follows the liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax balances and tax loss carry-forwards. Deferred tax assets and liabilities are measured using enacted or substantially enacted tax rates expected to apply to the taxable income in the years in which those differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the date of enactment or substantive enactment.

Stock-based Compensation

The Company follows ASC 718-10, "Stock Compensation", which addresses the accounting for transactions in which an entity exchanges its equity instruments for goods or services, with a primary focus on transactions in which an entity obtains employee services in share-based payment transactions. ASC 718-10 is a revision to SFAS No. 123, "Accounting for Stock-Based Compensation," and supersedes Accounting Principles Board ("APB") Opinion No. 25, "Accounting for Stock Issued to Employees," and its related implementation guidance. ASC 718-10 requires measurement of the cost of employee services received in exchange for an award of equity instruments based on the grant-date fair value of the award (with limited exceptions). Incremental compensation costs arising from subsequent modifications of awards after the grant date must be recognized. The Company has not adopted a stock option plan and has not granted any stock options. As at August 31, 2015 the Company had not adopted a stock option plan nor had it granted any stock options. Accordingly no stock-based compensation has been recorded to date.

Recent Accounting Pronouncements

F-15

SAVMOBI TECHNOLOGY INC.

NOTES TO FINANCIAL STATEMENTS
May 31, 2015

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (continued)

Recent Accounting Pronouncements (continued)

In June 2014, the FASB issued ASU 2014-10, "Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements, Including an Amendment to Variable Interest Entities Guidance in Topic 810, Consolidation". The guidance eliminates the definition of a development stage entity thereby removing the incremental financial reporting requirements from U.S. GAAP for development stage entities, primarily presentation of inception to date financial information. The provisions of the amendments are effective for annual reporting periods beginning after December 15, 2014, and the interim periods therein. However, early adoption is permitted. Accordingly, the Company has adopted this standard as of May 31, 2015.

In August 2014, FASB issued Accounting Standards Update (ASU) No. 201415 Preparation of Financial Statements – Going Concern (Subtopic 20540), Disclosure of Uncertainties about an Entity's Ability to Continue as a Going Concern. Under generally accepted accounting principles (GAAP), continuation of a reporting entity as a going concern is presumed as the basis for preparing financial statements unless and until the entity's liquidation becomes imminent. Preparation of financial statements under this presumption is commonly referred to as the going concern basis of accounting. If and when an entity's liquidation becomes imminent, financial statements should be prepared under the liquidation basis of accounting in accordance with Subtopic 20530, Presentation of Financial Statements— Liquidation Basis of Accounting. Even when an entity's liquidation is not imminent, there may be conditions or events that raise substantial doubt about the entity's ability to continue as a going concern. In those situations, financial statements should continue to be prepared under the going concern basis of accounting, but the amendments in this Update should be followed to determine whether to disclose information about the relevant conditions and events. The amendments in this Update are effective for the annual period ending after December 15, 2016, and for annual periods and interim periods thereafter. Early application is permitted. The Company will evaluate the going concern considerations in this ASU, however, at the current period, management does not believe that it has met the conditions which would subject these financial statements for additional disclosure. Management has considered all recent accounting pronouncements issued since the last audit of its financial statements. The Company's management believes that these recent pronouncements will not have a material effect on the Company's financial statements.

In January 2015, FASB issued Accounting Standards Update (ASU) No. 201501 Income Statement – Extraordinary and Unusual Items, Simplifying Income Statement Presentation by Eliminating the Concept of Extraordinary Items. Eliminating the concept of extraordinary items will save time and reduce costs for preparers because they will not have to assess whether a particular event or transaction event is extraordinary (even if they ultimately would conclude it is not). This also alleviates uncertainty for preparers, auditors, and regulators because auditors and regulators no longer will need to evaluate whether a preparer treated an unusual and/or infrequent item appropriately. This update is effective for fiscal years and interim periods within those fiscal years, beginning after December 15, 2015. Early application is permitted.

The Company has implemented all new accounting pronouncements that are in effect and that may impact its financial statements and does not believe that there are any other new accounting pronouncements that have been issued that might have a material impact on its financial position or results of operations.

NOTE 3 – CAPITAL STOCK

The Company's capitalization is 75,000,000 common shares with a par value of $0.001 per share. No preferred shares have been authorized or issued.

As of August 31, 2015, the Company has not granted any stock options and has not recorded any stock-based compensation.

On April 28, 2015 the Company issued 7,500,000 common shares at $0.001 per share to the sole director and President of the Company for cash proceeds of $7,500.

NOTE 4 – RELATED PARTY TRANSACTIONS

As of August 31, 2015, the Company has received $3,599. The amounts due to the related party are unsecured and non-interest-bearing with no set terms of repayment.

NOTE 5 - SUBSEQUENT EVENTS

The Company has evaluated subsequent events from the balance sheet date through October 6, 2015 the date the financial statements were available to be issued. Except the above disclosure, the Company has determined that there are no further events to disclose.

F-16

MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section of the Registration Statement includes a number of forward-looking statements that reflect our current views with respect to future events and financial performance. Forward-looking statements are often identified by words like believe, expect, estimate, anticipate, intend, project and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements. These forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from our predictions.

Results of Operations

For the period from inception (March 6, 2015) through May 31, 2015, and for the period June 1, 2015 through August 31, 2015 we had no revenues. Net cash used for expenses for the period ended May 31, 2015 totaled $3,443; for the period end August 31, 2015 totaled $5,875.

Capital Resources and Liquidity

Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our plan of operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year.

As of August 31, 2015, we had $7,831 in cash. As of the date of this registration statement, the current funds available to the Company will not be sufficient to fund the expenses related to this offering, continue maintaining a reporting status. The Company's sole officer and director, Mr. Lakwinder Singh Sidhu has indicated that he may be willing to provide a maximum of $30,000, required to fund the offering expenses and maintain the reporting status, in the form of a non-secured loan for the next twelve months as the expenses are incurred if no other proceeds are obtained by the Company. However, there is no contract or written agreement in place that legally binds or guarantees that Mr. Sidhu will provide funds to the company.

In the offering scenarios presented in the Section titled "Use of Proceeds" the Company feels that it will have sufficient funds to fund the expenses related to this offering however the Company may be unable to fully launch its planned business activities for the next twelve months unless 100% of the shares are sold. In the event that 25% of the shares are sold, for the next twelve months the Company plans to reduce its planned business activities to the introduction of a single feature in our software thereby minimizing the expenses for business travel, development, market research; logo design and software development. In the event that 50% of the shares are sold, for the next twelve months the Company will introduce two features to our software thereby increasing its expenses for business travel, logo design; hard ware and software design as well as increasing marketing.. In the event that 75% of the shares are sold, for the next twelve months the Company will introduce three features to our software thereby increasing its expenses for business travel, hard ware, logo design; software design, server farm rentals.

29

In the event that 100% of the shares are sold, for the next twelve months the Company believes it have sufficient funds to fully launch its planned business activities. During the third phase of our Plan of Operations, the Company believes it will generate sales. We expect that revenue will be generated within 300 days following the closing of this offering. Our auditors have issued a "going concern" opinion, meaning that there is substantial doubt if we can continue as an on-going business for the next twelve months unless we obtain additional capital. No substantial revenues are anticipated until we have completed the financing from this offering and implemented our Plan of Operations. With the exception of cash advances from our sole Officer and Director, our only source for cash at this time is investments by others in this offering. We must raise cash to implement our strategy and stay in business. The amount of the offering will likely allow us to operate for at least one year. Without further investment or the verbal commitment by Mr. Sidhu to lend funds to the Company, we will not be able to fully implement our plan of operations. With our current available capital resources, the Company will have enough resources for six months to conduct our planned operations.

We do not anticipate researching and releasing any further features to our software; nor do we foresee the purchase or sale of any significant equipment. We also do not expect any significant additions to the number of employees.

Off-balance sheet arrangements

Other than the above described situation, the company has no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect or change on the company's financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources that are material to investors. The term "off-balance sheet arrangement" generally means any transaction, agreement or other contractual arrangement to which an entity unconsolidated with the company is a party, under which the company has (i) any obligation arising under a guarantee contract, derivative instrument or variable interest; or (ii) a retained or contingent interest in assets transferred to such entity or similar arrangement that serves as credit, liquidity or market risk support for such assets.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUTING AND FINANCIAL DISCLOSURE

There have been no changes in or disagreements with accountants regarding our accounting, financial disclosures or any other matter.

DIRECTORS AND EXECUTIVE OFFICERS

Identification of directors and executive officers

The name, address, age and position of our present sole officer and director is set forth below:

Name	Age	Position(s)
Lakhwinder Singh Sidhu	68	President, Secretary, Treasurer, and Director.

The person named above has held his offices/positions since inception of our company and is expected to hold his offices/positions at least until the next annual meeting of our stockholders.

30

Business Experience

Mr. Lakhwinder Singh Sidhu was born 05/04/1947 in Amritsar, Punjab, India, where he received his formal education.

From April 1981 to December 20 1 3 he was employed by GoodEarth Co., a larger tractor sales company , located in Anjali , Punjab, India ; and f or 22 of those years he was manager of the compa n y.

From January, 2014 to present he serves as a manager for the Nijjar Group, in Anjali , Punjab, India and over - sees operations and financial controls for their diagnostic imaging clinics.

During the past five years Mr. Lakhwi nd er Singh Sidhu served as sole director and office r of a private Nevada co mpany , SavMobi, Inc. , that was incorporated on July 13, 2013 by Mr. Sidhu. The company was never active and Mr. Sidhu is in the process of dissolving SavMobi, Inc. with the Nevada Secretary of State. Further, the ability to obtain a trademark for the Company under this offering will not be impacted as Mr. Sidhu incorporated both corporations and is dissolving SavMobi, Inc.

Mr. Lakhwinder Singh Sidhu has not been involved in any legal proceedings during the past ten years.

Director Independence

Our board of directors is currently composed of one member, Lakhwinder Singh Sidhu, who does not qualify as an independent director in accordance with the published listing requirements of the NASDAQ Global Market. The NASDAQ independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director, nor any of his family members has engaged in various types of business dealings with us. In addition, our board of directors has not made a subjective determination as to each director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director, though such subjective determination is required by the NASDAQ rules. Had our board of directors made these determinations, our board of directors would have reviewed and discussed information provided by the directors and us with regard to each director's business and personal activities and relationships as they may relate to us and our management.

Conflicts of Interest

At the present time, the company does not foresee any direct conflict between Mr. Sidhu's other business interests and his involvement in SavMobi.

EXECUTIVE COMPENSATION

SavMobi has made no provisions for paying cash or non-cash compensation to its sole officer and director. No salaries are being paid at the present time, and none will be paid unless and until our operations generate sufficient cash flows.

31

The table below summarizes all compensation awarded to, earned by, or paid to our named executive officer for all services rendered in all capacities to us for the period from inception through May 31, 2015.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lakwinder Singh Sidhu President	2015	0	0	0	0	0	0	0	0

We have not paid any salaries since the inception of the Company. We do not anticipate beginning to pay salaries until we have adequate funds to do so. There are no other stock option plans, retirement, pension, or profit sharing plans for the benefit of our officer and director other than as described herein.

Outstanding Equity Awards at Fiscal Year-End

The table below summarizes all unexercised options, stock that has not vested, and equity incentive plan awards for each named executive officer as of May 31, 2015

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Un-exercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Lakhwinder Singh Sidhu	-	-	-	-	-	-	-	-	-

There were no grants of stock options since inception to the date of this Prospectus.

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

The Board of Directors of the Company has not adopted a stock option plan. The company has no plans to adopt it but may choose to do so in the future. If such a plan is adopted, this may be administered by the board or a committee appointed by the board (the "Committee"). The committee would have the power to modify, extend or renew outstanding options and to authorize the grant of new options in substitution therefore, provided that any such action may not impair any rights under any option previously granted. SavMobi may develop an incentive based stock option plan for its officers and directors and may reserve up to 10% of its outstanding shares of common stock for that purpose.

Stock Awards Plan

The company has not adopted a Stock Awards Plan, but may do so in the future. The terms of any such plan have not been determined.

32

Director Compensation

The table below summarizes all compensation awarded to, earned by, or paid to our directors for all services rendered in all capacities to us for the period from inception (March 6, 2015) through May 31, 2015.

DIRECTOR COMPENSATION
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Lakhwinder Singh Sidhu	0	0	0	0	0	0	0

At this time, SavMobi has not entered into any employment agreements with its sole officer and director. If there is sufficient cash flow available from our future operations, the company may enter into employment agreements with our sole officer and director or future key staff members.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of the date of this prospectus, the total number of shares owned beneficially by our sole officer and director, and key employees, individually and as a group, and the present owners of 5% or more of our total outstanding shares. The table also reflects what this ownership will be assuming completion of the sale of all shares in this offering. The stockholder listed below has direct ownership of her shares and possesses sole voting and dispositive power with respect to the shares.

Title of Class	Name and Address Beneficial Owner [1]	Amount and Nature of Beneficial Owner	Percent of Class	Percentage of Ownership Assuming all of the Shares are Sold	Percentage of Ownership Assuming 75% of the Shares are Sold	Percentage of Ownership Assuming 50% of the Shares are Sold	Percentage of Ownership Assuming 25% of the Shares are Sold

Common Stock	Lakwinder Singh Sidhu [2]	7,500,000	100%	78.95%	83.00%	88.24%	93.75%

	All Officers and Directors as a Group (1 person)	7,500,000	100%	78.95%	83.00%	88.24%	93.75%

[1]

The person named above may be deemed to be a "parent" and "promoter" of our company, within the meaning of such terms under the Securities Act of 1933, as amended, by virtue of his direct and indirect stock holdings. Mr. Sidhu is the only "promoter" of our company.

[2]

Beneficial ownership is determined in accordance with the Rule 13d-3(d)(1) of the Exchange Act, as amended and generally includes voting or investment power with respect to securities. Pursuant to the rules and regulations of the Securities and Exchange Commission, shares of common stock that an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purposes of computing the percentage ownership of such individual or group and includes shares that could be obtained by the named individual within the next 60 days

Our sole officer and director will continue to own the majority of our common stock after the offering, regardless of the number of shares sold. Since he will continue to control the Company after the offering, investors will be unable to change the course of the operations. Thus, the shares we are offering lack the value normally attributable to voting rights. This could result in a reduction in value of the shares you own because of their ineffective voting power. None of our common stock is subject to outstanding options, warrants, or securities convertible into common stock.

33

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On April 28, 2015, we issued a total of 7,500,000 shares of common stock to Mr. Lakwinder Singh Sidhu, our sole officer and director, for total cash consideration of $7,500. The Company considered these securities as "Founders" shares. Mr. Sidhu purchased his shares at par value being $0.001 per share, considerably lower than the $0.05 cents per share in this offering. This offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

Our sole officer and director provides office space at no charge to the Company. As of May 31, 2015, Mr. Sidhu has paid expenses on behalf of the Company in the amount of $3,599. The amount due to Mr. Sidhu is unsecured, non-interest bearing, payable on demand with no written terms of repayment.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our director and officer is indemnified as provided by the Nevada Statutes and our Bylaws. We have agreed to indemnify each of our directors and certain officers against certain liabilities, including liabilities under the Securities Act of 1933. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the provisions described above, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than our payment of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

We have been advised that in the opinion of the Securities and Exchange Commission indemnification for liabilities arising under the Securities Act is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our legal counsel the matter has been settled by controlling precedent, submit the question of whether such indemnification is against public policy to a court of appropriate jurisdiction. We will then be governed by the court's decision.

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PART II—INFORMATION NOT REQUIRED IN PROSPECTUS

OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

Independently of whether or not all shares are sold, the estimated expenses of the offering, all of which are to be paid by the company, are as follows:

Legal and Accounting/Filing Fee	$7,700
Printing	$500
Registration Fee	$12
Transfer Agent	$1,788
TOTAL	$10,000

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our bylaws do not contain a provision entitling any director or executive officer to indemnification against its liability under the Securities Act. The Nevada Revised Statutes allow a company to indemnify our officers, directors, employees, and agents from any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except under certain circumstances. Indemnification may only occur if a determination has been made that the officer, director, employee, or agent acted in good faith and in a manner, which such person believed to be in the best interests of the Registrant. A determination may be made by the stockholders; by a majority of the directors who were not parties to the action, suit, or proceeding confirmed by opinion of independent legal counsel; or by opinion of independent legal counsel in the event a quorum of directors who were not a party to such action, suit, or proceeding does not exist.

Provided the terms and conditions of these provisions under Nevada law are met, officers, directors, employees, and agents of the Registrant may be indemnified against any cost, loss, or expense arising out of any liability under the Securities Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy and is, therefore, unenforceable.

RECENT SALES OF UNREGISTERED SECURITIES

SavMobi is authorized to issue up to 75,000,000 shares of common stock with a par value of $0.001. The company is not listed for trading on any securities exchange in the United States and there has been no active market in the United States or elsewhere for the common shares.

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Since inception, the Company has sold the following securities, which were not registered under the Securities Act of 1933, as amended:

On April 28, 2015 the Company issued 7,500,000 shares of common stock to Lakhwinder Singh Sidhu, our sole officer and director, for total consideration of $7,500 ($0.001 per share). The offer and sale was made pursuant to the exemption from registration afforded by Rule 903(b)(3) of the Regulation S, promulgated under the Securities Act of 1933, as amended (the "Securities Act"), on the basis that the securities were sold outside of US, to a non-US person, with no directed selling efforts in the US, and where offering restrictions were implemented.

We shall report the use of proceeds on our first periodic report filed pursuant to sections 13(a) and 15(d) of the Exchange Act after the effective date of this Registration Statement and thereafter on each of our subsequent periodic reports through the later of disclosure of the application of all the offering proceeds, or disclosure of the termination of this offering.

EXHIBITS

Exhibit No.	Document Description
3.1	Articles of Incorporation
3.2	By-laws
3.3	Subscription Agreement
5.1	Legal Opinion with consent
23.1	Consent of Certified Public Accountants

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UNDERTAKINGS

The undersigned Registrant hereby undertakes:

(a)(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by section 10(a) (3) of the Securities Act of 1933;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided however, that:

A. Paragraphs (a) (1) (i) and (a) (1) (ii) of this section do not apply if the registration statement is on Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 15 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

B. Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. If the registrant is a foreign private issuer, to file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a) (3) of the Act need not be furnished, providedthat the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a) (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Act or Rule 3-19 of this chapter if such financial statements and information are contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

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5. That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

i. If the registrant is relying on Rule 430B:

A. Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

B. Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

ii. If the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

6. That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i. Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

ii. Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

iii. The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

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iv. Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to our director, officers and controlling persons pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our director, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our director, officers, or controlling person sin connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

For the purposes of determining liability under the Securities Act for any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Amritsar, India on this 17th day of November, 2015.

SavMobi Technology Inc.

By:	/s/ Lakhwinder Singh Sidhu
Lakhwinder Singh Sidhu
President and Director Principal Executive Officer
Principal Financial Officer Principal Accounting Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Date: November 17, 2015	By:	/s/ Lakhwinder Singh Sidhu
Lakhwinder Singh Sidhu
President and Director Principal Executive Officer
Principal Financial Officer Principal Accounting Officer

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